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                                                                    EXHIBIT 10.1

April 25, 2005

RE: The Yankee Candle Company, Inc. - Commitment Letter

Mr. Bruce H. Besanko
Senior Vice President, Finance &
Chief Financial Officer
The Yankee Candle Company, Inc.
16 Yankee Candle Way
South Deerfield, MA 01373

Dear Bruce,

Citizens Bank of Massachusetts ("Citizens") is pleased to advise you of its commitment to provide up to $60,000,000 of a new $250,000,000 senior credit facility (the "Facility") to The Yankee Candle Company, Inc. (the "Company") subject to the terms and conditions set forth or referred to in this commitment letter (the "Commitment Letter") and the summary of terms and conditions (the "Term Sheet") dated April 25, 2005 which is attached as an exhibit. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Term Sheet.

Citizens will act as sole and exclusive Administrative Agent for the Facility. RBS Securities Corporation ("RBS Securities") will act as sole and exclusive lead arranger and sole and exclusive bookrunner for the the Facility. RBS Securities intends to syndicate the Facility to a group of financial institutions (together with Citizens, the "Lenders") identified by us in consultation with you. RBS Securities intends to begin syndication efforts promptly, and you agree to actively assist RBS Securities in its attempts to complete a successful syndication of the Facility. Such assistance shall include: (a) your providing and causing your advisors to provide RBS Securities, Citizens, and the other Lenders upon request with all information deemed reasonably necessary by us to complete the syndication, (b) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing banking relationships, (c) your assistance with respect to RBS Securities' preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication, and
(d) otherwise assisting RBS Securities in our syndication efforts, including by making senior management and advisors of the Company available from time to time to make presentations regarding the business and prospects of the Company, as appropriate, at one or more meetings of prospective Lenders.

Although the Term Sheet sets forth the principal terms of the proposed financing, you should understand that Citizens and RBS Securities reserve the right to propose terms in addition to these terms which will not substantially change or alter the terms of this commitment and the enclosed materials. Moreover, the Term Sheet does not purport to include all of the customary representations, warranties, defaults, definitions and other terms which will be contained in the definitive documents for the transaction, all of which must be satisfactory in form and substance to us and our counsel and to you and your counsel prior to proceeding with the proposed financing.

The commitment of Citizens hereunder and RBS Securities' agreement to perform the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to us: (a) each of the other conditions set forth herein or referred to in the Term Sheet, (b) Citizens' and RBS Securities' satisfaction that prior to and during the syndication of the Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing, either in progress or announced, by or on behalf of the Company, (c) the negotiation, execution and delivery of definitive documentation with respect to the Facility consistent with the Term Sheet and satisfactory to RBS Securities, Citizens, the other Lenders and our counsel no later than May 18, 2005, and (d) our not becoming aware after the date hereof of any information or other matter affecting the Company, or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to RBS Securities, Citizens or the other Lenders prior to the date hereof (in which case, we may, in our sole discretion, suggest alternate financing amounts or structures or the provision of security or other conditions that ensure adequate protection for the Lenders or at our election, terminate this letter and any commitment or undertaking hereunder).

You hereby represent and covenant that: (a) all information other than financial projections (the "Projections") that has been or will be made available by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) the Projections that have been or will be made available by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish Citizens and RBS Securities with such information and Projections as we may reasonably request and to supplement the information and the Projections from time to time until the closing date for the Facility so that the representation and warranty and covenant in the preceding sentence is correct on such closing date. You understand that in arranging and syndicating the Facility, RBS Securities may use and rely on the information and Projections, without independent verification thereof.

As consideration for the commitment of Citizens hereunder, and RBS Securities' agreement to perform the services described herein, you agree to pay to Citizens and RBS Securities the fees set forth in the Term Sheet and Fee Letter dated April 25, 2005 and delivered herewith (the "Fee Letter"). The fees described in the Fee Letter are in addition to any fees specified in the Term Sheet. In addition, you agree to pay to Citizens and RBS Securities all out-of-pocket expenses (including legal fees and disbursements, including filing fees) incurred by Citizens and RBS Securities in connection with the negotiation, syndication, documentation and closing of the Facility, whether or not the documentation is signed.

You agree to indemnify, defend and hold harmless RBS Securities, Citizens, the other Lenders and the respective affiliates and officers, directors, employees, advisors, agents and attorneys of each (each, an "Indemnified Person") from and against any and all losses, claims, demands, damages and liabilities (the "Losses") to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Term Sheet, the Fee Letter, the Facility, the syndication of the Facility, the use of the proceeds thereof, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified person is a party thereto, and to reimburse each Indemnified Person upon demand for any legal or other costs and expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not apply to Losses or related expenses to the extent they arise from the willful misconduct or gross negligence of any Indemnified Person. In addition, you agree to reimburse Citizens and RBS Securities on demand for all legal expenses reasonably incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the Facility documentation) or the administration, amendment, modification or waiver thereof.

This Commitment Letter, the Term Sheet and the Fee Letter shall not be assignable by you without the prior written consent of Citizens and RBS Securities. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Citizens, and RBS Securities.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (together with the Term Sheet and the Fee Letter) are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly by RBS Securities, Citizens, the other Lenders or you, to another person except: (a) to their respective directors, officers, employees, agents, advisors and attorneys who are directly involved in the consideration of this matter, (b) to regulatory authorities having jurisdiction to examine their books and records (c) by RBS Securities to potential participants in the Facility, provided that each such potential participant first accepts a confidentiality agreement in form reasonably satisfactory to RBS Securities, or (d) as may be compelled in a judicial or administrative proceeding.

The Company acknowledges and agrees to the disclosure by RBS Securities of information relating to the Facility to Loan Pricing Corporation's Gold Sheets publication and other similar bank trade publications, with such information to consist of summary deal terms and other information customarily found in such publications.

The provisions of this Commitment Letter will be superseded by the definitive financing documentation, provided, however, the reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered (unless expressly superceded) and notwithstanding the termination of this Commitment Letter or the commitment of Citizens or other Lenders.

This offer will expire at 5:00 PM Eastern Standard Time on April 29, 2005 unless you execute this letter and the Fee Letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this letter and the Fee Letter shall become binding agreements. Thereafter, this undertaking and commitment will expire on May 18, 2005 unless definitive documentation for the Facility is executed and delivered prior to that date.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof as soon as possible.

Citizens Bank and RBS Securities look forward to working with you on this financing.

Sincerely,

CITIZENS BANK OF MASSACHUSETTS          RBS SECURITIES CORPORATION

By: _____________________________        By: ______________________________
    Daniel G. Bernard                        James C. Gregg

    Vice President                           Senior Vice President

Agreed and Accepted by:

THE YANKEE CANDLE COMPANY, INC.

By: ____________________________

Title: _________________________

Date: __________________________

                         THE YANKEE CANDLE COMPANY, INC

                    U.S. $250,000,000 SENIOR CREDIT FACILITY

                         SUMMARY OF TERMS AND CONDITIONS
 (WITH PROPOSED AMENDMENTS TO YANKEE CANDLE'S EXISTING CREDIT AGREEMENT IN BOLD)


BORROWER:         The Yankee Candle Company, Inc. ("Yankee Candle" or the
                  "Company")

GUARANTORS:       All material existing and newly formed subsidiaries of the
                  Borrower (collectively, the "Guarantors")

FACILITY:         $250,000,000 SENIOR UNSECURED REVOLVING LINE OF CREDIT
                  FACILITY (THE "FACILITY"), WITH A $25,000,000 SUB LIMIT FOR
                  STAND-BY AND COMMERCIAL LETTERS OF CREDIT. IN ADDITION, THE
                  FACILITY WILL HAVE A $10,000,000 SUB LIMIT FOR A SWING LINE
                  PROVIDED BY THE AGENT.

LEAD ARRANGER
AND BOOKRUNNER:   RBS SECURITIES CORPORATION (THE "ARRANGER")

ADMINISTRATIVE
AGENT:            Citizens Bank of Massachusetts ("Citizens" or the "Agent")

LENDERS: Citizens and a group of Lenders acceptable to the Arranger, the Agent and the Borrower.

SYNDICATION
MANAGEMENT:       The Arranger will manage all aspects of the syndication,
                  including without limitation, the timing of offers to potential Lenders, the amount offered to potential Lenders, the acceptance of commitments, and the compensation provided.

ESTIMATED
CLOSING DATE:     ON OR BEFORE MAY 18, 2005.

PURPOSE: The Facility will be used to refinance existing bank debt, finance working capital, finance permitted stock repurchases, and finance permitted acquisitions.

MATURITY:         5 YEARS FROM THE DATE OF CLOSING

REPAYMENT:        All outstanding balances will be due and payable on the
                  Maturity Date.

SECURITY:         The Facility will be unsecured, with a negative pledge against all of the Borrower's assets.


INTEREST RATE:    THE INTEREST RATE ON THE FACILITY WILL BE DETERMINED BY ADDING
                  AN APPLICABLE MARGIN TO THE AGENT'S PRIME RATE, OR PROVIDED
                  THERE IS NO DEFAULT UNDER THE CREDIT AGREEMENT, LIBOR. THE
                  APPLICABLE MARGIN WILL BE BASED ON THE RATIO OF THE BORROWER'S
                  TOTAL FUNDED DEBT/CAPITALIZATION AS FOLLOWS:

                         TOTAL FUNDED DEBT/CAP      PRIME +        LIBOR +
                         ---------------------      -------        -------
                                 > 40%              0.000%         0.850%
                               25% - 40%            0.000%         0.625%
                                 < 25%              0.000%         0.500%

                  TOTAL FUNDED DEBT IS EXCLUSIVE OF ALL OPERATING LEASES, BUT INCLUSIVE OF CAPITAL LEASES. CAPITALIZATION IS DEFINED AS TOTAL FUNDED DEBT PLUS NET WORTH.


                  Interest with respect to Prime Rate loans shall be payable monthly based on a 365/366-day year. Interest with respect to LIBOR loans will be payable at the end of the applicable interest period (but in no event less frequently than every 90 days) based on a 360-day year. Step-downs in the applicable margin will be made available only if there are no events of default.

BORROWING
OPTIONS: Subject to availability, the Borrower may elect borrowings with one day's notice on Prime based borrowings and a minimum of three day's notice on LIBOR based borrowings. The Borrower may select interest period of one, two, three, or six months for LIBOR borrowings, subject to availability and no default. The Borrower will pay any breakage costs associated with prepayment of LIBOR based loans whether such prepayment is voluntary or involuntary.

YIELD PROTECTION: The Loan Agreement will contain customary provisions protecting the Lenders against loss of yield resulting from changes in reserve, tax, capital adequacy, or other requirements of law or regulation.

COMMITMENT FEE:   A COMMITMENT FEE BASED ON THE UNUSED PORTION OF THE FACILITY
                  WILL BE PAYABLE QUARTERLY IN ARREARS AND CALCULATED ON THE
                  BASIS OF THE ACTUAL NUMBER OF DAYS ELAPSED OVER A 360 DAY YEAR
                  AS FOLLOWS:

                               TOTAL FUNDED DEBT/CAP    COMMITMENT FEE
                               ---------------------    --------------
                                       > 40%               20.0 BPS
                                     25% - 40%             15.0 BPS
                                       < 25%               12.5 BPS

UTILIZATION FEE:  0.125% per annum of the outstanding Facility for each day during each calendar quarter that the aggregate outstanding amount of Facility exceeds 50% of the total commitment. The Utilization Fee shall be payable quarterly in arrears to the Lenders based upon each Lender's pro rata share of the outstanding Facility.

LETTERS OF
CREDIT: The Borrower may from time to time request that the Agent issue Letters of Credit, which may be either Standby L/C's or Commercial L/C's.

LETTER OF
CREDIT FEE:       To be charged on each SBL/C in an amount obtained by
                  multiplying the rate equal to the applicable LIBOR margin by the face amount of the outstanding SBL/C, payable in advance at the time each such SBL/C is issued or extended.

DEFAULT RATE:     Immediately in the event of a payment default, and after
                  notification by the Agent of other Events of Default, the Loans shall bear a default rate of interest until such default is cured or waived. Such default rate of interest shall be two percent (2%) per annum in excess of the non-default interest rate.

FINANCIAL
COVENANTS:        Financial covenants will include:

                  1). MAXIMUM TOTAL LEVERAGE (TOTAL FUNDED DEBT/TRAILING 12 MONTH EBITDA) WILL NOT EXCEED 2.25:1.00, TESTED QUARTERLY.

                  2). Minimum Fixed Charge Coverage of at least 2.00:1.00 during Fiscal Year 2005, and at least 2.25:1.00 thereafter.

                        (To be defined as: EBITDAR minus Cash Taxes minus Total Capital Expenditures; divided by required payments of Principal plus Interest Expense plus Dividends plus Rent Expense.)

                  3).   MINIMUM NET WORTH OF AT LEAST ONE DOLLAR, TESTED
                        QUARTERLY.

PERMITTED
ACQUISITIONS:     The Borrower shall be permitted to make acquisitions so long as the following conditions are satisfied:

                  1). The Borrower must be in compliance with all covenants before and after giving effect to the proposed acquisition.

                  2). The Borrower must have at least $5,000,000 in availability under the Revolver after giving effect to the proposed acquisition.

                  3). The entity to be acquired must be in the candle, scented, home fragrance and/or accessories/gift related business.

                  4). Acquisitions in excess of $10,000,000 individually or in the aggregate must be accretive to EBITDA on a pro forma basis.

                  5). Acquisitions in excess of $65,000,000 in the aggregate over the life of the loan require Majority Lender consent.

RESTRICTED
PAYMENTS:         The Borrower will not be permitted to make distributions or other restricted payments, except for cash dividends in an amount up to 50% of trailing twelve month Net Income, subject to compliance with all covenants before and after giving effect to the dividend.

PERMITTED
STOCK BUYBACKS:   The Borrower shall be permitted to repurchase its common stock subject to compliance with all covenants before and after giving effect to the buyback.

OTHER COVENANTS:  Including, but not limited to prohibitions, restrictions, and/or limitations on additional indebtedness, liens, leases, investments, sale of assets, change of ownership, transactions with affiliates, and mergers.

REPORTING
REQUIREMENTS:     The Borrower will furnish to the Agent and the Lenders
                  the following:

                  - Annual audited consolidated financial statements together with a management letter certified by an accounting firm acceptable to the Agent within 90 days of each fiscal year end.

                  - Quarterly unaudited consolidated financial statements within 60 days of each fiscal quarter, in addition to a Compliance Certificate and appropriate certificate of non-default signed by an officer of the Borrower.

                  - Annual budget at least 60 days after the start of each new fiscal year.

                  - Other information as the Agent and Lenders may reasonably request from time to time.

CONDITIONS
PRECEDENT:        The closing of the Facility will be subject to conditions
                  precedent, including but not limited to the following:

                  1). The completion of credit evaluation, including satisfactory due diligence, as required by the Agent and the Lenders.

                  2).   Pro forma compliance with all covenants.

                  3). No material adverse change in the financial condition of the Borrower since January 1, 2005.

                  4).   Absence of material litigation.

                  5). Completion of documentation and terms acceptable to the Agent and its counsel.

                  6). Receipt of all necessary governmental and third party approvals and compliance with all applicable laws.

                  7).   No other material indebtedness.

                  8). Solvency certificate satisfactory to the Agent and its counsel.


REPRESENTATIONS
AND WARRANTIES:   Customary for agreements of this nature, including, but not limited to:

                  1).   Maintenance of corporate existence

                  2).   Corporate and governmental authorization

                  3). No material adverse change since most recent financials received

                  4).   No material litigation

                  5).   Payment of taxes

                  6).   Payment of obligations as they become due

                  7). Full disclosure, and permit inspection of books and records

                  8).   Solvency

                  9). Maintenance of insurance satisfactory to the Agent at all times.

EVENTS OF
DEFAULT: Usual for facilities and transactions of this type, including but not limited to, non-payment of principal and interest, violation of covenants, incorrectness of representations and warranties in any material respect, cross default and cross acceleration, bankruptcy, material judgements, ERISA, and Change in Control.

EXPENSES:         The Borrower will pay for all fees, costs and expenses
                  incurred by the Arranger and the Agent in connection with the preparation and execution of the Facility, whether or not they close.

REQUIRED LENDERS: Lenders having at least 51% of the total commitments under the
                  Facility.

ASSIGNMENTS/
PARTICIPATIONS:   The Lenders shall be permitted to assign and/or sell
                  participations in the loans and commitments under the Facility, subject in the case of assignments, to the consent of the Agent and, in the absence of a default, the Borrower
                  (which consent shall not be unreasonably withheld). Each assignment will be in a minimum amount of $5,000,000. The
                  Agent will receive a processing and recordation fee of $3,500 payable by the assignor and/or assignee, with each assignment.

INDEMNIFICATION:  The Borrower shall indemnify and hold harmless the Arranger, the Agent, the Lenders and their respective officers, directors, employees, agents and affiliates from and against liabilities asserted by third parties and arising out of the Facility, including liabilities caused by the negligence of the party seeking indemnification, but excluding liabilities caused by the gross negligence or willful misconduct of the party seeking indemnification.

WAIVER OF
JURY TRIAL:       The Borrower waives trial by jury in any action brought on or with respect to this agreement, the note, or any other agreements executed in connection with the Facility.

GOVERNING LAW:    The Commonwealth of Massachusetts

MISCELLANEOUS:    This Summary of Proposed Terms and Conditions does not purport to summarize all of the conditions, covenants, representations, warranties, and other provisions which would be contained in definitive credit documentation for the Facility contemplated herein. Other terms and conditions not included herein will be substantially similar to those in the Borrower's existing credit agreement.